Exhibit 99.1

Asure Software Reports 2013 Third Quarter Financial Results Meet Expectations

• Third quarter EBITDA*, excluding one-time items*, was $1.46 million vs. guidance range of $1.3 to $1.5 million
• Third quarter revenue of $6.5 million vs. guidance range of $6.3 to $6.6 million
• Third quarter net income per share, excluding one-times* was $0.04

AUSTIN, Texas, November 13, 2013 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the third quarter ended September 30, 2013.

Q3 Strategic Highlights
•
Transitioned several key customers from On Premise to Cloud-based SaaS solutions; notable migrations include Sears Holding, Weill Cornell Medical College and Sensata Technologies. These migrations demonstrate continued strong customer demand and success toward our strategy to focus on SaaS-based solutions.

•
Announced the successful completion of debt consolidation initiatives. Asure Software entered into the Third Amendment to the Loan Agreement with Deerpath Funding, LP. Under this amendment, we borrowed an additional $2.5 million and obtained a commitment from Deerpath to lend Asure Software an additional $1.5 million on or before December 31, 2013. We used the net proceeds to pay two Legiant Acquisition Notes totaling $1.7 million, as well as two related party 15 percent Notes totaling $800,000. These loans were all due in October 2014.

•
Sold the Web Event customer base to Active Data Exchange resulting in a one-time gain of $72,000 in the quarter. Moving the book of business to a leader in community calendar software allows Asure Software to place clients with a strong partner and gain a tighter focus on product development for core offerings.

Q3 Results
•	Revenue for the quarter was $6.5 million as compared to $6.3 million in the previous quarter and $5.7 million in the third quarter 2012, an increase of 3.2% and 14.0%, respectively.

•	Gross margin for the quarter was $4.9 million compared to $4.8 million in the previous quarter and $4.7 million in the third quarter 2012, an increase of 2.1% and 4.3%, respectively.

•
EBITDA* excluding one-time items* for the quarter was approximately $1.46 million compared to $1.15 million in the previous quarter and $906,000 in the third quarter of 2012. One-time items* in the quarter were approximately $104,000 down from $228,000 in the previous quarter and down from $739,000 in the third quarter of 2012, and were related to legal and professional fees, site consolidation related to the acquisition of Meeting Maker and other one-time expenses*.

•	Recurring revenue as a percent of total revenue was 76% for the quarter as compared to 78% for the previous quarter and 80% in the third quarter of 2012.

•	Cloud SaaS-based revenue for the quarter increased to $3.2 million up $92,000 and 2.9% over the previous quarter and up $433,000, or 15.5% over the third quarter of 2012.

•	Cloud SaaS-based bookings for the quarter decreased by 3% from the previous quarter and increased by 10% from the third quarter of 2012.

Management Commentary
Pat Goepel, Chief Executive Officer of Asure Software commented, “Third quarter performance continues to position Asure Software well for growth within the workplace management and time & labor management industries. We saw success in our UK-based business with key sales such as Thomson TUI, the United Kingdom’s largest Holiday company and a two-year extension with Price Waterhouse Coopers’ largest graduate recruitment program. Client demand for SaaS solutions remains high as we have transitioned several AsureSpace customers from On Premise to SaaS-based solutions. Additionally, the sale of the Web Event book of business allowed us to deepen our focus on our core competencies, including delivering several technology enhancements within both the AsureSpace and AsureForce product lines.”

Jennifer Crow, Asure’s Chief Financial Officer added, “We have cleared some key hurdles this quarter.  We regained compliance with the Nasdaq listing rules and we executed on our plan to consolidate our debt. In October 2013, we continued our efforts by paying our ADI Acquisition Note in full, reducing our debt due in October 2014 by $800,000. We are pleased to strengthen the balance sheet while delivering strong financial results.  Looking ahead, we are reaffirming our earnings outlook for the rest of the year and will continue to drive our business forward and deliver ongoing value to the shareholders.”

Please see below for details around Asure’s financial results.

Company Outlook $000s	FY 13
Revenue	$25,000 - $26,000
EBITDA, excluding one-time items	$4,800 - $5,500

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Wednesday, November 13, 2013 at 11:00 a.m. EDT, (10:00 a.m. CDT) to further discuss the quarter and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and Jennifer Crow, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The conference ID for all callers is 74400415.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at http://investor.asuresoftware.com/

About Asure Software
Asure Software, Inc., (Nasdaq:ASUR) headquartered in Austin, Texas, offers cloud-based time and labor management and workspace management solutions that enable businesses to control their biggest costs -- labor, real estate and technology  -- and prepare for the workforce of the future in a highly mobile, geographically disparate and technically wired work environment. Asure serves approximately 5,000 clients worldwide and currently offers two main product lines: AsureSpace™ workplace management solutions enable organizations to maximize the ROI of their real estate, and AsureForce® time and labor management solutions deliver efficient management of human resource and payroll processes.  For more information, please visit www.asuresoftware.com.

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings, EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed added back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

FOR THE THREE MONTHS ENDED
$000s	September 30, 2013	September 30, 2012	Inc/Dec
Net Income (Loss)	109	(1,228)	1,337
Interest and amortization of OID	456	578	(122)
Tax	39	30	9
Depreciation	111	56	55
Amortization	599	699	(100)
Stock Compensation	44	32	12
EBITDA	1,358	167	1,191
One-time items	104	739	(635)
EBITDA excluding one-time items	1,462	906	556

FOR THE NINE MONTHS ENDED
$000s	September 30, 2013	September 30, 2012	Inc/Dec
Net Loss	(1,560)	(2,399)	839
Interest and amortization of OID	1,781	942	839
Derivative mark -to-market	-	465	(465)
Tax	120	196	(76)
Depreciation	331	161	170
Amortization	1,903	1,413	490
Stock Compensation	113	66	47
EBITDA	2,688	844	1,844
One-time items	652	1,675	(1,023)
EBITDA excluding one-time items	3,340	2,519	821

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items
$000s	FOR THE THREE MONTHS ENDED September 30
	2013	2012
Net Income (Loss)	109	(1,228)
Legal & Professional Services	224	439
Severance, Recruitment & Relocation	-	273
Site Consolidation	-	5
Gain on sale of assets	(72)	-
Interest income from settlement	(48)	-
Other one-time items (net)	-	22
Sub-total excluding Taxes	104	739
Sub-total one-time items	104	739
Net Gain/(Loss) excluding one-time items	213	(489)

$000s	FOR THE NINE MONTHS ENDED September 30
	2013	2012
Net Loss	(1,560)	(2,399)
Legal & Professional Services	534	982
Severance, Recruitment & Relocation	160	369
Gain on sale of assets	(72)	-
Interest income from settlement	(48)	-
Site Consolidation	-	55
Derivative mark-to-market	-	465
Loss on Debt Conversion	-	199
3:2 Stock Split	-	19
Provision for Taxes – Site Shut Down	-	60
Other one-time items (net)	78	50
Sub-total excluding Taxes and MTM	652	1,674
Sub-total one-time items	652	2,199
Net Gain/(Loss) excluding one-time items	(908)	(200)

Reconciliation of GAAP Revenue to Non-GAAP revenue
$000s	FOR THE THREE MONTHS ENDED September 30
	2013	2012
Revenue	6,470	5,659
Adjustment	40	556
Non- GAAP revenue	6,510	6,215

$000s	FOR THE NINE MONTHS ENDED September 30
	2013	2012
Revenue	18,742	14,017
Adjustment	403	661
Non- GAAP revenue	19,145	14,678

Note – Adjustment relates to the fair market valuation for assumed deferred revenue contracts that were not recognized in the period due to business combination accounting rules.

For more information contact:
Jennifer Crow, CFO
Asure Software, Inc.
512-437-2732
jcrow@asuresoftware.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$3,106	$2,177
Restricted cash	400	250
Accounts receivable, net of allowance for doubtful accounts of $209 and $182 at September 30, 2013 and December 31, 2012, respectively	3,685	3,040
Inventory	170	266
Notes receivable	9	19
Prepaid expenses and other current assets	1,597	1,497
Total current assets	8,967	7,249
Property and equipment, net	1,112	1,154
Goodwill	15,004	15,525
Intangible assets, net	10,208	12,179
Other assets	43	41
Total assets	$35,334	$36,148
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable	$1,965	$3,450
Accounts payable	1,710	2,713
Accrued compensation and benefits	446	78
Other accrued liabilities	979	1,013
Deferred revenue	10,315	9,246
Total current liabilities	15,415	16,500
Long-term liabilities:
Deferred revenue	633	637
Notes payable- related party	-	800
Notes payable	14,693	15,887
Other liabilities	424	164
Total long-term liabilities	15,750	17,488
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,313 and 5,644 shares issued, 5,929 and 5,260 shares outstanding at September 30, 2013 and December 31, 2012, respectively	63	56
Treasury stock at cost, 384 shares at September 30, 2013 and December 31, 2012	(5,017)	(5,017)
Additional paid-in capital	277,999	274,445
Accumulated deficit	(268,782)	(267,222)
Accumulated other comprehensive loss	(94)	(102)
Total stockholders’ equity	4,169	2,160
	$35,334	$36,148

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED September 30,		FOR THE NINE MONTHS ENDED September 30,
	2013	2012	2013	2012
Revenues	$6,470	$5,659	$18,742	$14,017
Cost of Sales	(1,542)	(936)	(4,801)	(2,973)
Gross Margin	4,928	4723	13,941	11,044

Operating Expenses
Selling, general and administrative	3,216	3,975	9,939	8,443
Research and development	736	809	2,100	1,991
Amortization of intangible assets	497	573	1,662	1,158
Total Operating Expenses	4,449	5,357	13,701	11,592

Income (Loss) From Operations	479	(634)	240	(548)

Other Income (Loss)
Interest income	48	-	48	3
Gain (loss) on sale/disposal of assets	72	9	72	(28)
Loss on debt conversion	-	-	-	(198)
Foreign currency translation gain (loss)	5	7	(19)	(22)
Interest expense and other	(328)	(520)	(1,378)	(759)
Interest expense- amortization of OID and derivative mark-to market	(128)	(60)	(403)	(651)
Total other income (loss), net	(331)	(564)	(1,680)	(1,655)

Income (Loss) From Operations before Income Taxes	148	(1,198)	(1,440)	(2,203)
Income tax provision	(39)	(30)	(120)	(196)
Net Income (Loss)	$109	$(1,228)	$(1,560)	$(2,399)
Other Comprehensive Income (Loss):
Foreign currency gain (loss)	(34)	(2)	8	24
Other Comprehensive Income (Loss)	$75	$(1,230)	$(1,552)	$(2,375)

Basic and Diluted Net Income (Loss) Per Share
Basic	$0.02	$(0.23)	$(0.28)	$(0.48)
Diluted	$0.02	$(0.23)	$(0.28)	$(0.48)
Weighted Average Basic and Diluted Shares
Basic	5,929,000	5,245,000	5,565,000	4,976,000
Diluted	6,217,000	5,245,000	5,565,000	4,976,000

The notes in the Company’s forthcoming 10-Q are an integral part of these condensed consolidated financial statements.

   ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,560)	$(2,399)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	2,234	1,574
Provision for doubtful accounts	27	168
Share-based compensation	113	67
Amortization of original issue discount (OID)	403	186
(Gain) loss on sale/disposal of assets	(72)	36
Interest income on settlement of post-closing working capital adjustment dispute	(48)	-
Discount on early payoff of Legiant Notes	(135)	-
Derivative mark-to-market	-	465
Loss on debt conversion	-	198
Changes in operating assets and liabilities:
Restricted cash	(150)	-
Notes receivable	10	(10)
Accounts receivable	(672)	832
Inventory	84	(69)
Prepaid expenses and other assets	196	(133)
Accounts payable	(967)	378
Accrued expenses and other long-term obligations	658	(299)
Deferred revenue	1,058	877
Net cash provided by operating activities	1,179	1,871

CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchases of property and equipment	(143)	(167)
Acquisitions net of cash acquired	-	(9,800)
Collection of note receivable	-	72
Net cash used in investing activities	(143)	(9,895)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	2,500	14,500
Payments on notes payable	(5,707)	(3,415)
Payments on conversion of subordinated notes payable	-	(222)
Payments on line of credit	-	(500)
Payments on capital leases	(64)	(21)
Debt financing fees	(298)	(680)
Net proceeds from issuance of common stock	3,435	-
Net proceeds from exercise of stock options	13	15
Net cash provided by (used in) financing activities	(121)	9,677

Effect of translation exchange rates	14	26

Net increase (decrease) in cash and cash equivalents	929	1,679
Cash and equivalents at beginning of period	2,177	1,067
Cash and equivalents at end of period	$3,106	$2,746

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$361	$437

Non-cash Investing and Financing Activities:
Conversion of subordinated convertible notes payable to equity	-	2,247
Issuance of common stock upon acquisition	-	747

The accompanying notes are an integral part of these condensed consolidated financial statements.